EXHIBIT 99.1

For Immediate Release: July 22, 2005

OCCIDENTAL PETROLEUM ANNOUNCES SECOND QUARTER EARNINGS

LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) announced net income for the second quarter 2005 of $1.536 billion ($3.82 per share), compared with $581 million ($1.48 per share) for the second quarter 2004. Included in the second quarter 2005 net income are the benefits of two previously announced transactions –- a $619 million tax benefit related to the resolution of certain IRS tax issues and an $89 million after-tax gain from the sale of 11 million shares of Lyondell Chemical Company. Core earnings for the second quarter were $851 million ($2.12 per share), compared with $584 million ($1.49 per share) for the same period in 2004.

In announcing the results, Dr. Ray R. Irani, chairman, president and chief executive officer, said, "Robust energy prices and strong chemical margins were key factors in our financial performance that drove our core earnings 46 percent higher than last year's second quarter and contributed to the strongest earnings for any six-month period in Oxy's history. We also were successful in setting the stage for future growth by concluding a new production-sharing contract to develop Oman's giant Mukhaizna oil field, reaching an agreement to resume operations in our historic contract areas in Libya and acquiring oil and gas producing properties in the Permian Basin of Texas."

Oil and Gas

Oil and gas segment earnings were $1.325 billion for the second quarter 2005, compared with $980 million for the second quarter 2004. After adjusting for a $26 million charge related to a contract settlement, core earnings were $1.351 billion for the second quarter 2005. The improvement in the second quarter

2005 earnings reflected higher worldwide crude oil and gas prices, partially offset by higher operating and exploration expenses and increased DD&A rates. Exploration expenses were higher primarily as a result of a $66 million property impairment resulting from an unsuccessful deep gas well at Elk Hills.

Chemicals

Chemical segment and core earnings were $225 million for the second quarter 2005, compared with $92 million for the second quarter 2004. The improvement in the second quarter 2005 results was due to higher margins in chlorine, caustic soda and polyvinyl chloride resulting from higher sales prices, partially offset by higher energy and feedstock costs.

Other Items

The tax benefit recorded in the second quarter was the result of a closing agreement with the IRS, which resolved certain foreign tax credit issues as part of the IRS audit of tax years 1997-2000. As a result, Occidental reversed tax reserves that were previously established for those foreign tax credit issues. This resolution did not have a significant current cash effect.

After the sale of 11 million shares, Occidental still owns 30.3 million Lyondell shares and warrants to purchase an additional 5 million shares. Occidental accounts for its Lyondell investment on the equity basis.

Six-Months Results

For the first six months of 2005, net income was $2.382 billion ($5.94 per share), compared with $1.068 billion ($2.72 per share) for the first six months of 2004.

Core earnings were $1.717 billion for 2005, compared with $1.060 billion for 2004. See the attached schedule for a reconciliation of net income to core earnings.

Worldwide production for the first six months of 2005 was 560,000 barrels of oil equivalent per day, compared to 571,000 barrels for the first six months of 2004. Horn Mountain's production for the first six months of 2005 was 16,000 barrels of oil equivalent, compared to 26,000 barrels of oil equivalent in 2004, primarily as a result of weather in the Gulf of Mexico and maintenance downtime. Compared to a year ago, production under the company’s production-sharing contracts in Oman, Qatar, Yemen and Long Beach was negatively impacted by higher prices. If prices had remained at the six months 2004 levels, production in the first six months of 2005 would have been about 15,000 equivalent barrels per day higher.

Statements in this release that contain words such as "will," "expect" or "estimate," or otherwise relate to the future, are forward-looking and involve risks and uncertainties that could significantly affect expected results. Factors that could cause results to differ materially include, but are not limited to: exploration risks such as drilling of unsuccessful wells, global commodity pricing fluctuations, and supply/demand consideration for oil, gas and chemicals; higher-than-expected costs; and not successfully completing (or any material delay in) any expansion, capital expenditure, acquisition, or disposition. Occidental disclaims any obligation to update any forward-looking statements.

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Contacts:    Lawrence P. Meriage (media)

310-443-6562
Kenneth J. Huffman (investors)
212-603-8183
For further analysis of Occidental's quarterly
performance, please visit the web site: www.oxy.com

SUMMARY OF SEGMENT NET SALES AND EARNINGS

	Second Quarter		Six Months
($ millions, except			---------------- ----------------
per share amounts)	2005	2004	2005	2004

================================   =======  =======  =======  =======

SEGMENT NET SALES

Oil and Gas	$ 2,353 $ 1,783 $ 4,572 $ 3,476
Chemical	1,128	911	2,189	1,745
Other	37	30	60	60
------- ------- ------- -------
Net sales	$ 3,518 $ 2,724 $ 6,821 $ 5,281

================================   =======  =======  =======  =======

SEGMENT EARNINGS

Oil and Gas	$ 1,325 $	980 $ 2,674 $ 1,895
Chemical	225	92	439	148
------- ------- ------- -------
1,550	1,072	3,113	2,043

Unallocated Corporate Items

Interest expense, net (a)	(47)	(60)	(108)	(128)
Income taxes (b)	(44)	(384)	(645)	(747)
Other (c)	73	(44)	22	(95)
------- ------- ------- -------

Income from Continuing Operations	1,532	584	2,382	1,073
Discontinued operations, net	4	(3)	--	(5)
	------- ------- ------- -------
NET INCOME	$ 1,536 $	581 $ 2,382 $ 1,068
	======= ======= ======= =======

BASIC EARNINGS PER COMMON SHARE

Income from continuing

operations	$ 3.81 $ 1.48 $ 5.94 $ 2.73
Discontinued operations, net	.01	--	--	(.01)
	------- ------- ------- -------
	$ 3.82 $ 1.48 $ 5.94 $ 2.72
	======= ======= ======= =======

DILUTED EARNINGS PER COMMON SHARE

Income from continuing

operations	$ 3.77 $ 1.46 $ 5.86 $ 2.69
Discontinued operations, net	.01	--	--	(.01)
	------- ------- ------- -------
	$ 3.78 $ 1.46 $ 5.86 $ 2.68
	======= ======= ======= =======

AVERAGE BASIC COMMON SHARES

OUTSTANDING	401.9	393.9	401.2	392.8

================================   =======  =======  =======  =======

See footnotes on following page.

(a) The second quarter 2005 includes a $1 million pre-tax interest charge to redeem all the outstanding 4.1-percent medium term notes and the six months 2005 also includes a $10 million charge to redeem all the outstanding 7.65-percent senior notes. The six months 2004 includes an $11 million pre-tax interest charge to redeem all the outstanding 8.16-percent Trust Preferred Redeemable Securities.

(b) The second quarter 2005 includes a $619 million tax benefit resulting from a closing agreement with the U.S. Internal Revenue Service (IRS) resolving certain foreign tax credit issues. The six months 2005 also includes a net $10 million charge related to a state income tax issue. The six months 2004 includes a $20 million credit related to a first quarter settlement of an issue with the IRS.

(c) The second quarter 2005 includes a $140 million pre-tax gain from the sale of 11 million shares of Lyondell Chemical Company, which represented approximately 27 percent of Occidental’s investment.

SUMMARY OF CAPITAL EXPENDITURES AND DD&A EXPENSE

	Second Quarter		Six Months
---------------- ----------------
($ millions)	2005	2004	2005	2004

================================   =======  =======  =======  =======

CAPITAL EXPENDITURES	$518 $	461 $ 1,054 $	804
======= ======= ======= =======

DEPRECIATION, DEPLETION

 AND AMORTIZATION

OF ASSETS	$356 $	324 $	700 $	648

================================   =======  =======  =======  =======

SUMMARY OF OPERATING STATISTICS

Second Quarter		Six Months
---------------- ----------------
2005	2004	2005	2004

================================   =======  =======  =======  =======

NET OIL, GAS AND LIQUIDS

PRODUCTION PER DAY

United States

 Crude oil and liquids (MBBL)

California	75	78	76	78
Permian	156	156	152	155
Horn Mountain	11	23	14	23
Hugoton	3	3	3	3
------- ------- ------- -------
Total	245	260	245	259

 Natural Gas (MMCF)

California	240	234	240	239
Hugoton	133	132	131	129
Permian	166	132	156	136
Horn Mountain	9	15	11	16
	------- ------- ------- -------
Total	548	513	538	520

Latin America

 Crude oil (MBBL)

Colombia	36	39	34	37
Ecuador	39	47	41	45
	------- ------- ------- -------
Total	75	86	75	82

Middle East

 Crude oil (MBBL)

Oman	19	12	21	12
Qatar	43	44	43	43
Yemen	28	30	31	35
	------- ------- ------- -------
Total	90	86	95	90

 Natural Gas (MMCF)

Oman	61	56	58	33

Other Eastern Hemisphere

 Crude oil (MBBL)

Pakistan	6	8	6	8

 Natural Gas (MMCF)

Pakistan	72	73	75	74

Barrels of Oil Equivalent (MBOE)
Subtotal consolidated subsidiaries	530	547	533	544
Colombia-minority interest	(5)	(5)	(4)	(4)
Russia-Occidental net interest	28	31	29	30
Yemen-Occidental net interest	2	1	2	1
------- ------- ------- -------
Total Worldwide Production (MBOE)	555	574	560	571
======= ======= ======= =======

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS

Occidental's results of operations often include the effects of significant transactions and events affecting earnings that vary widely and unpredictably in nature, timing and amount. Therefore, management uses a measure called "core earnings," which excludes those items. This non-GAAP measure is not meant to disassociate those items from management's performance, but rather is meant to provide useful information to investors interested in comparing Occidental's earnings performance between periods. Reported earnings are considered representative of management's performance over the long term. Core earnings is not considered to be an alternative to operating income in accordance with generally accepted accounting principles.

The following table sets forth the core earnings and significant items affecting earnings for each operating segment and corporate:

		Second Quarter
($ millions, except	----------------------------------
per-share amounts)	2005	EPS	2004	EPS

================================   =======  =======  =======  =======

TOTAL REPORTED EARNINGS	$ 1,536 $ 3.82 $	581 $ 1.48
======= ======= ======= =======

Oil and Gas

Segment Earnings	$ 1,325	$980
Less: Contract settlement	(26)	--
-------	-------
Segment Core Earnings	1,351	980
-------	-------

Chemicals

Segment Earnings	225	92

  No significant items

affecting earnings	--	--
-------	-------
Segment Core Earnings	225	92
-------	-------
Total Segment Core Earnings	1,576	1,072
-------	-------

Corporate

  Corporate Results –-

Non Segment*	(14)	(491)

  Less:

Gain on sale of Lyondell shares	140	--
Settlement of federal
tax issues	619	--
Debt repurchase expense	(1)	--
Tax effect of pre-tax
adjustments	(51)	--
Discontinued operations, net**	4	(3)
	-------	-------

  Corporate Core Results --

Non Segment	(725)	(488)
-------	-------
TOTAL CORE EARNINGS	$851 $ 2.12 $	584 $ 1.49

================================   =======  =======  =======  =======

*Interest expense, income taxes, G&A expense and other,and non-core items.

**Amount shown after tax.

SIGNIFICANT TRANSACTIONS AND EVENTS AFFECTING EARNINGS (continued)

			Six Months
($ millions, except	----------------------------------
per-share amounts)	2005	EPS	2004	EPS

================================   =======  =======  =======  =======

TOTAL REPORTED EARNINGS	$ 2,382 $ 5.94 $ 1,068 $ 2.72
======= ======= ======= =======

Oil and Gas

Segment Earnings	$ 2,674	$ 1,895

  Less:

Contract settlement	(26)	--
-------	-------
Segment Core Earnings	2,700	1,895
-------	-------

Chemicals

Segment Earnings	439	148

  No significant items

affecting earnings	--	--
-------	-------
Segment Core Earnings	439	148
-------	-------

Total Segment Core Earnings	3,139	2,043
-------	-------

Corporate

  Corporate Results –-

Non Segment*	(731)	(975)

  Less:

Debt repurchase expense	(11)	--
Trust preferred
redemption charge	--	(11)
Gain on sale of Lyondell shares	140	--
State tax issue charge	(10)	--
Settlement of federal
tax issues	619	20
Tax effect of pre-tax
adjustments	(47)	4
Discontinued operations, net**	--	(5)
	-------	-------

  Corporate Core Results --

Non Segment	(1,422)	(983)
-------	-------
TOTAL CORE EARNINGS	$ 1,717 $ 4.28 $ 1,060 $ 2.70

================================   =======  =======  =======  =======

*Interest expense, income taxes, G&A expense and other,and non-core items.

**Amount shown after tax.

ITEMS AFFECTING COMPARABILITY OF CORE EARNINGS BETWEEN PERIODS

	Second Quarter		Six Months
---------------- ----------------
($ millions)	2005	2004	2005	2004

================================   =======  =======  =======  =======

PRE-TAX

INCOME / (EXPENSE)

Oil & Gas

Exploration impairments	(66)	(12)	(85)	(45)

Corporate

Environmental remediation	(10)	--	(19)	--